Exhibit 99.1

REPUBLIC OF GUINEA

PRESIDENCY OF THE REPUBLIC

National Office of Petroleum (ONAP)

Conakry, July 12Th 2017

N° 00246/PRG/ONAP/DG 17

From the Director General

to

Mr. Ray LEONARD

President Director General

Hyperdynamics Corporation

Subject: Your letter dated July 7th, 2017

Mr. President Director General,

We are following your letter dated July, 2017 expressing your desire to obtain our agreement in principle for the granting of an additional period of two (02) years in the event of an oil discovery to enable you to carry out the work of ‘appraisal.

We understand the spirit of this request to be made after the oil discovery in accordance with the provisions of Article 3 (7) of the Hydrocarbon Production Sharing Contract (PSC)

In the event of an oil discovery at the end of the drilling of the FATALA well, be reassured that our country will have no objection to granting this contract extension.

Wishing you good reception, please accept, Mr. President Director General, the expression of our highest consideration.

Diakaria KOULIBALY